QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203313) pertaining to the Forward Pharma A/S 2014 Omnibus Equity Incentive Compensation Plan of our report dated April 4, 2019, with respect to the consolidated financial statements of Forward Pharma A/S included in this Annual Report (Form 20-F) for the year ended December 31, 2018.

/s/ Ernst & Young P/S
Copenhagen, Denmark
April 4, 2019

QuickLinks

  Exhibit 15.1
Consent of Independent Registered Public Accounting Firm